Exhibit 99.1

MP Materials Reports Fourth Quarter and Full Year 2022 Results
Quarterly production and sales volumes climbed 2% and 12% year-over-year, respectively
2022 production of 42,499 metric tons represents highest annual primary rare earth production in U.S. history
Generated $527.5 million of revenue in 2022, an increase of 59%
Increased annual net income 114% to $289.0 million and Adjusted EBITDA 77% to $388.6 million
Commissioning of Stage II assets underway
Signed distribution agreement with Sumitomo Corporation providing access to Japanese customers

LAS VEGAS – February 23, 2023 – MP Materials Corp. (NYSE: MP) (“MP Materials” or the “Company”), today announced its financial results for the fourth quarter and full year ended December 31, 2022.
Full Year 2022 Highlights
•Produced 42,499 metric tons of rare earth oxides (“REO”) in concentrate, the highest annual rare earth production in U.S. and Mountain Pass history
•Sold a record 43,198 metric tons of REO, generating record revenue of $527.5 million, up 59% year-over-year
•Produced net income of $289.0 million; Adjusted EBITDA of $388.6 million, a 77% increase year-over-year
•Maintained fortress balance sheet with $1.2 billion of cash, cash equivalents and short-term investments and $492 million of net cash as of year-end 2022
•Accelerated our Stage III strategy to deliver rare earth metal, alloy, and magnetics from our manufacturing facility in Fort Worth, Texas
•Signed definitive long-term agreement with General Motors to supply alloy and magnets powering 12 Ultium Platform electric vehicles

Fourth Quarter 2022 Highlights
•Increased production 2% year-over-year to 10,485 metric tons of REO
•Improved sales volumes 12% year-over-year to 10,816 metric tons of REO
•Began commissioning Stage II assets and producing roasted concentrate
•Advanced heavy rare earth front-end engineering design and long-lead procurement

“The MP team executed really well in 2022. Stage I operations again set records for production and sales volumes, we began commissioning Stage II assets, and we made substantial progress in our Stage III magnetics business. In addition, we achieved record financial results and positive free cash flow, even as we made significant growth investments throughout the year,” said James H. Litinsky, Founder, Chairman and CEO.

“For 2023, the MP team is driving towards run rate production of separated rare earths at Mountain Pass and the first production of magnetic alloy in Fort Worth. As we transform our business, MP is uniquely positioned to capitalize across some of the most critical and exciting verticals of today’s global economic landscape.”

Fourth Quarter 2022 Financial and Operating Highlights

	For the three months ended December 31,		2022 vs. 2021
(unaudited)	2022	2021	Amount Change	% Change
Financial Measures:		(in thousands)
Revenue(1)	$93,245	$99,109	$(5,864)	(6)%
Net income	$67,007	$48,989	$18,018	37%
Adjusted EBITDA(2)	$55,050	$71,343	$(16,293)	(23)%
Adjusted Net Income(2)	$78,786	$56,602	$22,184	39%
Diluted EPS	$0.36	$0.26	$0.10	38%
Adjusted Diluted EPS(2)	$0.42	$0.30	$0.12	40%

Key Performance Indicators:	(in whole units or dollars)
REO production volume (MTs)	10,485	10,261	224	2%
REO sales volume (MTs)	10,816	9,674	1,142	12%
Realized price per REO MT(2)	$8,515	$10,101	$(1,586)	(16)%
Production cost per REO MT(2)	$1,928	$1,525	$403	26%
(1)The vast majority of our revenue pertains to product sales of our rare earth concentrate.
(2)See “Use of Non-GAAP Financial Measures” below for the definitions of Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Total Value Realized and Production Costs, which are used in the calculations of realized price per REO MT and production cost per REO MT. In addition, see tables below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures. Effective September 30, 2022, the Company no longer excludes depletion expense for purposes of calculating and presenting Adjusted Net Income, and has retroactively revised the prior year period for comparability purposes.
Revenue decreased 6% year-over-year, as a 12% increase in sales volumes was more than offset by a 16% decline in realized sales prices of REO in concentrate. The 12% increase in metric tons (“MTs”) sold was mainly due to the timing of shipments, which fluctuate quarter-to-quarter but approximate production volumes over time. The 16% decline in realized prices was in part due to the impact of foreign exchange rates. The 2% increase in production volumes compared to the fourth quarter of 2021 was due to a modest improvement in the efficiency of our processing operations, including higher ore feed rates, partially offset by lower feed grade and mineral recoveries.
Adjusted EBITDA declined 23% year-over-year, driven by lower per-unit profitability, higher personnel and other general and administrative costs, as well as advanced projects and development costs. The per-unit profitability decline was driven primarily by the lower realized prices discussed above, as well as higher production costs. Production cost of $1,928 per MT of REO increased 26% year-over-year mainly due to the timing of maintenance, higher payroll costs, including an increase in employee headcount to support the expansion of Stage II operations and higher fuel costs. Also impacting the comparison was higher energy costs incurred following the restart of our combined heat and power (“CHP”) plant in January 2022. Excluding Stage II related costs, the increase in production cost per metric ton would have been slightly lower than the reported year-over-year growth rate, with the timing of maintenance spend and fuel costs as the primary contributors.
Adjusted Net Income increased 39% to $78.8 million, primarily due to a tax benefit derived from the timing of capital assets in service and the related impact on certain other deductions, as well as increased interest and investment income earned on an increase in short-term investments, partially offset by the lower Adjusted EBITDA.
Net income was $67.0 million compared to $49.0 million in the prior year period. The improvement was mainly due to the increase in Adjusted Net Income partially offset by higher start-up costs.
Diluted earnings per share (“EPS”) increased 38% year-over-year to $0.36 and Adjusted Diluted EPS increased 40% to $0.42 due to the increase in Adjusted Net Income and net income discussed above, respectively.

Full Year 2022 Financial and Operating Highlights

	For the year ended December 31,		2022 vs. 2021
(unaudited)	2022	2021	Amount Change	% Change
Financial Measures:		(in thousands)
Revenue(1)	$527,510	$331,952	$195,558	59%
Net income	$289,004	$135,037	$153,967	114%
Adjusted EBITDA(2)	$388,631	$219,077	$169,554	77%
Adjusted Net Income(2)	$320,557	$154,187	$166,370	108%
Diluted EPS	$1.52	$0.73	$0.79	108%
Adjusted Diluted EPS(2)	$1.68	$0.83	$0.85	102%

Key Performance Indicators:	(in whole units or dollars)
REO production volume (MTs)	42,499	42,413	86	—%
REO sales volume (MTs)	43,198	42,158	1,040	2%
Realized price per REO MT(2)	$11,974	$7,745	$4,229	55%
Production cost per REO MT(2)	$1,728	$1,493	$235	16%
(1)The vast majority of our revenue pertains to product sales of our rare earth concentrate.
(2)See “Use of Non-GAAP Financial Measures” below for the definitions of Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Total Value Realized and Production Costs, which are used in the calculations of realized price per REO MT and production cost per REO MT. In addition, see tables below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures. Effective September 30, 2022, the Company no longer excludes depletion expense for purposes of calculating and presenting Adjusted Net Income, and has retroactively revised the prior year period for comparability purposes.
Revenue increased 59% year-over-year, driven by increases in the realized sales prices of REO in concentrate as well as greater volumes sold. The 55% increase in realized sales price was primarily due to higher demand for rare earth products driving increased market prices. The 2% increase in MTs sold was mainly driven by the timing of shipments, which vary period to period, but generally track our REO production volumes over time. Production volumes were relatively unchanged in 2022 compared to 2021 as improvements in the efficiency of our processing operations, including higher ore feed rates, were offset by lower average feed grade and mineral recoveries.
Adjusted EBITDA increased 77% year-over-year, driven by higher per-unit profitability and higher sales volumes, partially offset by increased costs required to further build out our corporate infrastructure and support our separations business and magnetics initiatives. Per-unit profitability improvements were driven primarily by higher realized prices partially offset by higher production costs per MT of REO. Production cost of $1,728 per MT of REO increased 16% year-over-year, mainly driven by higher materials, supplies and payroll costs, including an increase in employee headcount to support the expansion of operations, as well as higher energy costs incurred following the restart of our CHP plant in January 2022. Excluding Stage II related costs, production costs per MT would have increased less than the rate of inflation, due to efficiencies in production somewhat offsetting higher expenses.
Adjusted Net Income was $320.6 million compared to $154.2 million in the prior year. The improvement was mainly due to the significantly higher Adjusted EBITDA discussed above, higher increased interest and investment income earned on an increase in short-term investments, and a decrease in depletion expense as a result of a revision to extend our estimate of the remaining useful life of the mineral rights at the beginning of the fourth quarter of 2021. These improvements were partially offset by higher income tax expense mainly due to higher pre-tax income.
Net income was $289.0 million compared to $135.0 million in the prior year, driven primarily by the change in Adjusted Net Income discussed above. Net income in 2022 was also impacted by higher stock-based compensation expense and higher start-up costs associated with the restart of our CHP plant, our Stage II optimization project and our Stage III initiatives, as well as continued investment in research and development activities, particularly with regards to magnetics. Diluted EPS increased 108% year-over-year to $1.52 and Adjusted Diluted EPS increased 102% to $1.68, both mainly due to the increase in net income and Adjusted Net Income discussed above.

MP MATERIALS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended December 31,		For the year ended December 31,
(in thousands, except share and per share data, unaudited)	2022	2021	2022	2021
Revenue:
Product sales	$92,098	$97,721	$517,267	$328,563
Other sales	1,147	1,388	10,243	3,389
Total revenue	93,245	99,109	527,510	331,952

Operating costs and expenses:
Cost of sales (excluding depreciation, depletion and amortization)	24,536	18,455	92,218	76,253
Selling, general and administrative	19,707	15,879	75,840	56,646
Advanced projects, start-up, development and other	5,588	2,137	11,817	4,573
Depreciation, depletion and amortization	5,593	4,615	18,356	24,382
Accretion of asset retirement and environmental obligations	222	595	1,477	2,375
Loss on sale or disposal of long-lived assets, net	133	350	391	569
Write-down of inventories	—	—	—	1,809
Total operating costs and expenses	55,779	42,031	200,099	166,607
Operating income	37,466	57,078	327,411	165,345
Interest expense, net	(1,331)	(2,487)	(5,786)	(8,904)
Other income, net	10,953	98	19,527	3,754
Income before income taxes	47,088	54,689	341,152	160,195
Income tax benefit (expense)	19,919	(5,700)	(52,148)	(25,158)
Net income	$67,007	$48,989	$289,004	$135,037

Earnings per share:
Basic	$0.38	$0.28	$1.64	$0.78
Diluted	$0.36	$0.26	$1.52	$0.73

Weighted-average shares outstanding:
Basic	176,646,587	176,117,180	176,519,203	173,469,546
Diluted	193,494,131	193,389,482	193,453,087	189,844,028

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

	For the three months ended December 31,		For the year ended December 31,
(in thousands, unaudited)	2022	2021	2022	2021
Net income	$67,007	$48,989	$289,004	$135,037
Adjusted for:
Depreciation, depletion and amortization	5,593	4,615	18,356	24,382
Interest expense, net	1,331	2,487	5,786	8,904
Income tax expense (benefit)	(19,919)	5,700	52,148	25,158
Stock-based compensation expense(1)	6,761	8,208	31,780	22,931
Transaction-related, start-up and other non-recurring costs(2)	4,875	497	9,216	3,716
Accretion of asset retirement and environmental obligations	222	595	1,477	2,375
Loss on sale or disposal of long-lived assets, net	133	350	391	569
Write-down of inventories	—	—	—	1,809
Tariff rebate(3)	—	—	—	(2,050)
Other income, net(4)	(10,953)	(98)	(19,527)	(3,754)
Adjusted EBITDA	$55,050	$71,343	$388,631	$219,077
(1)Principally included in “Selling, general and administrative” within our unaudited Condensed Consolidated Statements of Operations.
(2)Amounts for the three months and year ended December 31, 2022, are principally comprised of start-up costs, which relate to the restart of our CHP plant as well as certain costs associated with our Stage II optimization project and Stage III initiatives. Amount for the three months ended December 31, 2021, includes start-up costs primarily associated with Stage III initiatives. Amount for the year ended December 31, 2021, relates to advisory, consulting, accounting, and legal expenses and settlements incurred in connection with non-recurring transactions, including secondary equity offerings, the redemption of the Company’s public warrants, and other matters.
(3)Represents non-cash revenue recognized in connection with a tariff rebate received relating to product sales from prior periods.
(4)Amounts for the three months and year ended December 31, 2022, are principally comprised of interest and investment income. Amount for the year ended December 31, 2021, principally represents a non-cash gain recognized as a result of the Small Business Administration’s approval to forgive the Paycheck Protection Loan.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

	For the three months ended December 31,		For the year ended December 31,
(in thousands, unaudited)	2022	2021	2022	2021
Net income	$67,007	$48,989	$289,004	$135,037
Adjusted for:
Stock-based compensation expense(1)	6,761	8,208	31,780	22,931
Transaction-related, start-up and other non-recurring costs(2)	4,875	497	9,216	3,716
Loss on sale or disposal of long-lived assets, net	133	350	391	569
Write-down of inventories	—	—	—	1,809
Tariff rebate(3)	—	—	—	(2,050)
Other(4)	(26)	(98)	(273)	(3,754)
Tax impact of adjustments above(5)	454	(1,344)	(6,716)	(4,071)
Release of valuation allowance	(418)	—	(2,845)	—
Adjusted Net Income(6)	$78,786	$56,602	$320,557	$154,187
(1)Principally included in “Selling, general and administrative” within our unaudited Condensed Consolidated Statements of Operations.
(2)Amounts for the three months and year ended December 31, 2022, are principally comprised of start-up costs, which relate to the restart of our CHP plant as well as certain costs associated with our Stage II optimization project and Stage III initiatives. Amount for the three months ended December 31, 2021, includes start-up costs primarily associated with Stage III initiatives. Amount for the year ended December 31, 2021, relates to advisory, consulting, accounting, and legal expenses and settlements incurred in connection with non-recurring transactions, including secondary equity offerings, the redemption of the Company’s public warrants, and other matters.
(3)Represents non-cash revenue recognized in connection with a tariff rebate received relating to product sales from prior periods.
(4)Amount for the year ended December 31, 2021, principally represents a non-cash gain recognized as a result of the Small Business Administration’s approval to forgive the Paycheck Protection Loan, which is included in “Other income, net” within our unaudited Condensed Consolidated Statements of Operations.
(5)Tax impact of adjustments is calculated using an adjusted effective tax rate, which excludes the impact of discrete tax costs and benefits, to each adjustment. The adjusted effective tax rates were (3.9)%, 16.3%, 15.0% and 17.5%, for the three months and year ended December 31, 2022 and 2021, respectively.
(6)Effective September 30, 2022, the Company no longer excludes depletion expense for purposes of calculating and presenting Adjusted Net Income, and has retroactively revised the prior year periods for comparability purposes.

Reconciliation of GAAP Diluted EPS to Non-GAAP Adjusted Diluted EPS

	For the three months ended December 31,		For the year ended December 31,
(unaudited)	2022	2021	2022	2021
Diluted EPS	$0.36	$0.26	$1.52	$0.73
Adjusted for:
Stock-based compensation expense	0.03	0.04	0.16	0.12
Transaction-related, start-up and other non-recurring costs(1)	0.03	0.00	0.05	0.02
Loss on sale or disposal of long-lived assets, net	0.00	0.00	0.00	0.00
Write-down of inventories	0.00	0.00	0.00	0.01
Tariff rebate(2)	0.00	0.00	0.00	(0.01)
Other(3)	0.00	0.00	0.00	(0.02)
Tax impact of adjustments above(4)	0.00	0.00	(0.04)	(0.02)
Release of valuation allowance	0.00	0.00	(0.01)	0.00
Adjusted Diluted EPS	$0.42	$0.30	$1.68	$0.83
Diluted weighted-average shares outstanding	193,494,131	193,389,482	193,453,087	189,844,028
(1)Amounts for the three months and year ended December 31, 2022, are principally comprised of start-up costs, which relate to the restart of our CHP plant as well as certain costs associated with our Stage II optimization project and Stage III initiatives. Amount for the three months ended December 31, 2021, includes start-up costs primarily associated with Stage III initiatives. Amount for the year ended December 31, 2021, relates to advisory, consulting, accounting, and legal expenses and settlements incurred in connection with non-recurring transactions, including secondary equity offerings, the redemption of the Company’s public warrants, and other matters.
(2)Represents non-cash revenue recognized in connection with a tariff rebate received relating to product sales from prior periods.
(3)Amount for the year ended December 31, 2021, principally represents a non-cash gain recognized as a result of the Small Business Administration’s approval to forgive the Paycheck Protection Loan.
(4)Tax impact of adjustments is calculated using an adjusted effective tax rate, which excludes the impact of discrete tax costs and benefits, to each adjustment. The adjusted effective tax rates were (3.9)%, 16.3%, 15.0% and 17.5%, for the three months and year ended December 31, 2022 and 2021, respectively.

Reconciliation of GAAP Product Sales to Non-GAAP Total Value Realized

	For the three months ended December 31,		For the year ended December 31,
(in thousands, unless otherwise stated, unaudited)	2022	2021	2022	2021
Product sales	$92,098	$97,721	$517,267	$328,563
Adjusted for:
Tariff rebate(1)	—	—	—	(2,050)
Total Value Realized(2)	92,098	97,721	517,267	326,513
Divided by:
REO sales volume (in MTs)	10,816	9,674	43,198	42,158
Realized price per REO MT (in dollars)	$8,515	$10,101	$11,974	$7,745
(1)Represents non-cash revenue recognized in connection with a tariff rebate received relating to product sales from prior periods.
(2)See “Use of Non-GAAP Financial Measures” below for definition and further information.

Reconciliation of GAAP Cost of Sales to Non-GAAP Production Costs

	For the three months ended December 31,		For the year ended December 31,
(in thousands, unless otherwise stated, unaudited)	2022	2021	2022	2021
Cost of sales(1)	$24,536	$18,455	$92,218	$76,253
Adjusted for:
Stock-based compensation expense(2)	(743)	(1,856)	(2,853)	(4,294)
Shipping and freight(3)	(2,454)	(1,847)	(13,002)	(8,923)
Other(4)	(490)	—	(1,715)	(79)
Production Costs(5)	20,849	14,752	74,648	62,957
Divided by:
REO sales volume (in MTs)	10,816	9,674	43,198	42,158
Production cost per REO MT (in dollars)(5)	$1,928	$1,525	$1,728	$1,493
(1)Excluding depreciation, depletion and amortization.
(2)Pertains only to the amount of stock-based compensation expense included in cost of sales.
(3)Includes $1.3 million for the year ended December 31, 2022, of shipping and freight costs associated with sales of rare earth fluoride (“REF”) stockpiles.
(4)Amount for the year ended December 31, 2022, pertains primarily to costs (excluding shipping and freight) attributable to sales of REF stockpiles.
(5)See “Use of Non-GAAP Financial Measures” below for definition and further information.

Conference Call Details

MP Materials will host a conference call to discuss these results at 2:00 p.m. Pacific Time, Thursday, February 23, 2023. To access the conference call, participants should dial 1 844 200 6205 and international participants should dial 1-929-526-1599 and enter the conference ID number 154687. The live audio webcast along with the press release and accompanying slide presentation, will be accessible at investors.mpmaterials.com. A recording of the webcast will also be available following the conference call.

About MP Materials

MP Materials (NYSE: MP) produces specialty materials that are vital inputs for electrification and other advanced technologies. MP’s Mountain Pass facility is America’s only scaled rare earth production source. The company is currently expanding its manufacturing operations downstream to provide a full supply chain solution from materials to magnetics. More information is available at https://mpmaterials.com/.

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We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investors section of our website. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange filings and public conference calls and webcasts.

Forward-Looking Statements

This press release contains certain statements that are not historical facts and are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “will,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the continued demand for rare earth markets and the market for rare earth materials generally, future demand for electric vehicles and magnets, estimates and forecasts of our results of operations and other financial and performance metrics, the Company’s ability to control costs, and the Company’s Stage II and Stage III projects, including the Company’s ability to achieve run rate production of separated rare earth materials and production of magnetic alloy. Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business.

Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; changes in demand for NdFeB magnets; the effects of competition on the Company’s future business; risks related to the rollout of the Company’s business strategy, including Stage II and Stage III, including increased costs and expenses, and the timing of achieving expected business milestones, including achieving run rate production of separated rare earth materials and production of magnetic alloy; risks related to the Company’s long-term agreement with General Motors, including the Company’s ability to produce and supply NdFeB magnets; the impact of the global COVID-19 pandemic, on any of the foregoing risks; and those risk factors discussed in the Company’s filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by the Company with the Securities and Exchange Commission.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The Company does not intend to update publicly any forward-looking statements except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this earnings release may not occur.

Use of Non-GAAP Financial Measures

This press release references certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Total Value Realized, and Production Costs. We define Adjusted EBITDA as our GAAP net income before interest expense, net; income tax expense or benefit; and depreciation, depletion and amortization; further adjusted to eliminate the impact of stock-based compensation expense; transaction-related, start-up and other non-recurring costs; accretion of asset retirement and environmental obligations; gain or loss on sale or disposal of long-lived assets; write-downs of inventories; tariff rebates; and other income or loss. Adjusted Net Income is defined as our GAAP net income excluding the impact of stock-based compensation expense; transaction-related, start-up and other non-recurring costs; gain or loss on sale or disposal of long-lived assets; write-downs of inventories; tariff rebates; and other items that we do not consider representative of our underlying operations; adjusted to give effect to the income tax impact of such adjustments; and the release of valuation allowance. Adjusted Diluted EPS is defined as GAAP diluted earnings per share (“EPS”) excluding the per share impact, using GAAP diluted weighted-average shares outstanding as the denominator, of stock-based compensation expense; transaction-related, start-up and other non-recurring costs; gain or loss on sale or disposal of long-lived assets; write-downs of inventories; tariff rebates; and other items that we do not consider representative of our underlying operations; adjusted to give effect to the income tax impact of such adjustments; and the release of valuation allowance. Total Value Realized, which we use to calculate our key performance indicator, realized price per REO MT, is defined as our GAAP product sales adjusted for the revenue impact of tariff rebates related to prior period sales (if any). Realized price per REO MT is calculated as the quotient of: (i) our Total Value Realized for a given period and (ii) our REO sales volume for the same period. Production Costs, which we use to calculate our key performance indicator, production cost per REO MT, is defined as our GAAP cost of sales (excluding depreciation, depletion and amortization), less stock-based compensation expense included in cost of sales, shipping and freight costs, and costs attributable to certain other sales, for a given period. Production cost per REO MT is calculated as the quotient of: (i) our Production Costs for a given period and (ii) our REO sales volume for the same period.

MP Materials’ management uses Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS to compare MP Materials’ performance to that of prior periods for trend analyses and for budgeting and planning purposes. MP Materials believes Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS provide useful information to management and investors regarding certain financial and business trends relating to MP Materials’ financial condition and results of operations. MP Materials believes that the use of Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS provide an additional tool for investors to use in evaluating projected operating results and trends. MP Materials believes realized price per REO MT, which utilizes the non-GAAP financial measure, Total Value Realized, is an important measure of the market price of the Company’s product. Furthermore, MP Materials believes production cost per REO MT sold, which utilizes the non-GAAP financial measure, Production Costs, is a key indicator of the Company’s concentrate production efficiency. As we evolve as a business and transition from a producer of rare earth concentrate to a producer of separated rare earth products upon completing the commissioning of our Stage II project, the metrics that management anticipates using to evaluate the business may change or be revised. For example, in completing the transition to separated rare earth products, we may determine that production cost per REO MT, which is a metric focused solely on Stage I concentrate operations, and consequently, Production Costs, are no longer meaningful in evaluating and understanding our business or operating results. MP Materials’ method of determining these non-GAAP measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and MP Materials does not recommend the sole use of these non-GAAP measures to assess its financial performance. Management does not consider non-GAAP measures in isolation or as an alternative or to be superior to financial measures determined in accordance with GAAP. The principal limitation of non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in MP Materials’ financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

Contacts
Investors:
IR@mpmaterials.com

Media:
Matt Sloustcher
media@mpmaterials.com